Exhibit 99.1

                            Press Information

MOOGINC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000

Release date	Immediate	Contact	Ann Marie Luhr
	July 27, 2018		716-687-4225

MOOG REPORTS THIRD QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the quarter ended
June 30, 2018.

Third Quarter Highlights

•	Sales of $692 million, up 11% from a year ago;

•	Earnings before income taxes, up 14% year over year;

•	Diluted earnings per share of $1.13, up 2% from a year ago;

•	Operating margins of 10.7%, up from 10.2% last year;

•	Tax rate at 25.8% versus an unusually low rate in last year’s Q3;

•	$1 million cash flow from operating activities, including incremental pension contributions;

•	Payment of quarterly cash dividend of $0.25 per share, on June 1st.

Segment Results

Total Aircraft Controls sales in the quarter were $300 million, up 6% year over year. Commercial aircraft revenues increased 2%, to $156 million. Strong aftermarket sales, up 22% to $37 million, offset lower OEM sales. Boeing OEM sales of $60 million were off 3%. Sales of OEM products to Airbus were down 7%, to $37 million, driven by softer A350 program sales.

Military aircraft sales of $144 million were 11% higher than a year ago. Military OEM sales increased 10% on very strong F-35 sales. Military aftermarket sales of $48 million were 12% higher due to an increase in F-18 and V-22 spares activity.

Space and Defense segment sales were $150 million, up 17% year over year. Space sales were 21% higher, the result of very strong avionics product sales on new DoD platforms and launch vehicle program activity at NASA. Defense sales were up 15% on increased demand for legacy pan and tilt products. Security products for UAV tracking also contributed, the result of a small acquisition completed early in the quarter.

Industrial Systems segment sales in the quarter were $243 million, 13% higher than a year ago. Excluding currency effects and acquisitions, organic sales increased 5%. Industrial automation sales were up a healthy 16%, to $115 million, helped by the recent VUES Brno acquisition in the Czech Republic. Energy sales were up 29% on sales of exploration and power generation products. Medical market sales were 19% higher. Sales for simulation and test products were down 20% as last year’s third quarter was unusually strong.

Consolidated 12-month backlog was $1.5 billion.

Fiscal 2018 Outlook

•	Sales of $2.7 billion, up 8% over last year and increased $20 million from 90 days ago;

•	GAAP earnings per share of $2.67, plus or minus $0.10;

•	Non-GAAP diluted earnings per share increased $0.02 to $4.42, plus or minus $0.10, excluding the impact of previously announced wind energy restructuring and tax reform effects;

•	Non-GAAP operating margins of 10.8% and GAAP operating margins of 9.6%;

•	Cash flow from operating activities of $150 million, including incremental pension contributions.

Exhibit 99.1

“Q3 continues our positive quarterly performance pattern,” said John Scannell, Chairman and CEO. “Today we’re fine tuning our full-year guidance to reflect recent acquisition activity and higher sales in certain product lines. Our major markets of defense, commercial aircraft and industrial are all performing well and we’re optimistic that we’ll continue to see healthy organic growth over the next couple of years.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Don Fishback, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Exhibit 99.1

Cautionary Statement
Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to certain current and future events and financial performance and are not guarantees of future performance. This includes but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the board of directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations and other factors, risks and uncertainties. The impact or occurrence of these could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for long-term contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	we may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•
significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs; and

•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance

Exhibit 99.1

on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net sales	$692,018	$626,183	$2,008,602	$1,848,256
Cost of sales	492,234	443,769	1,424,731	1,308,256
Inventory write-down - restructuring	2,398	—	9,727	—
Gross profit	197,386	182,414	574,144	540,000
Research and development	31,040	36,314	97,545	107,828
Selling, general and administrative	103,053	89,144	299,002	261,271
Interest	8,850	8,654	26,585	25,789
Restructuring	(1,549)	—	22,509	—
Other	1,037	29	45	12,148
Earnings before income taxes	54,955	48,273	128,458	132,964
Income taxes	14,205	8,185	72,444	31,156
Net earnings attributable to Moog and noncontrolling interest	40,750	40,088	56,014	101,808
Net earnings (loss) attributable to noncontrolling interest	67	—	67	(870)
Net earnings attributable to Moog	$40,683	$40,088	$55,947	$102,678

Net earnings per share attributable to Moog
Basic	$1.14	$1.12	$1.56	$2.86
Diluted	$1.13	$1.11	$1.55	$2.83

Dividends declared per share	$—	$—	$0.25	$—

Average common shares outstanding
Basic	35,762,918	35,847,842	35,768,471	35,868,315
Diluted	36,143,367	36,212,779	36,174,759	36,240,794

Exhibit 99.1

Results shown in the previous table include the impacts of the Tax Cuts and Jobs Act of 2017 and restructuring charges. The table below adjusts the income taxes, net earnings and diluted net earnings per share attributable to Moog to exclude these impacts.

Reconciliation to non-GAAP adjusted income taxes, net earnings and diluted net earnings per share attributable to Moog:

	Three Months Ended		Nine Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
As Reported:
Earnings before income taxes	$54,955	$48,273	$128,458	$132,964
Income taxes	14,205	8,185	72,444	31,156
Effective income tax rate	25.8%	17.0%	56.4%	23.4%
Net earnings attributable to Moog and noncontrolling interest	40,750	40,088	56,014	101,808
Net earnings attributable to Moog	40,683	40,088	55,947	102,678
Diluted net earnings per share attributable to Moog	$1.13	$1.11	$1.55	$2.83

Non-GAAP Adjustments - Due to Restructuring:
Earnings before income taxes	$849	$—	$32,236	$—
Income taxes	—	—	5,485	—
Net earnings attributable to Moog	849	—	26,751	—
Diluted net earnings per share attributable to Moog	$0.02	$—	$0.74	$—

Non-GAAP Adjustments - Due to Tax Reform:
Income taxes	—	—	(36,776)	—
Net earnings attributable to Moog	—	—	36,776	—
Diluted net earnings per share attributable to Moog	$—	$—	$1.02	$—

As Adjusted:
Earnings before income taxes	$55,804	$48,273	$160,694	$132,964
Income taxes	14,205	8,185	41,153	31,156
Effective income tax rate	25.5%	17.0%	25.6%	23.4%
Net earnings attributable to Moog and noncontrolling interest	41,599	40,088	119,541	101,808
Net earnings attributable to Moog	41,532	40,088	119,474	102,678
Diluted net earnings per share attributable to Moog	$1.15	$1.11	$3.30	$2.83

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net sales:
Aircraft Controls	$299,605	$282,555	$889,578	$840,666
Space and Defense Controls	149,815	128,049	426,735	389,473
Industrial Systems	242,598	215,579	692,289	618,117
Net sales	$692,018	$626,183	$2,008,602	$1,848,256
Operating profit:
Aircraft Controls	$33,342	$29,080	$97,590	$83,372
	11.1%	10.3%	11.0%	9.9%
Space and Defense Controls	16,513	12,789	49,643	33,258
	11.0%	10.0%	11.6%	8.5%
Industrial Systems	24,283	21,726	37,479	64,154
	10.0%	10.1%	5.4%	10.4%
Total operating profit	74,138	63,595	184,712	180,784
	10.7%	10.2%	9.2%	9.8%
Deductions from operating profit:
Interest expense	8,850	8,654	26,585	25,789
Equity-based compensation expense	894	997	4,394	4,151
Corporate and other expenses, net	9,439	5,671	25,275	17,880
Earnings before income taxes	$54,955	$48,273	$128,458	$132,964
 .

Operating Profit and Margins - as adjusted

	Three Months Ended		Nine Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Industrial Systems operating profit - as reported	$24,283	$21,726	$37,479	$64,154
Inventory write-down - restructuring	2,398	—	9,727	—
Restructuring	(1,549)	—	22,509	—
Industrial Systems operating profit- as adjusted	25,132	21,726	69,715	64,154
	10.4%	10.1%	10.1%	10.4%
Total operating profit - as adjusted	$74,987	$63,595	$216,948	$180,784
	10.8%	10.2%	10.8%	9.8%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	June 30, 2018	September 30, 2017
ASSETS
Current assets
Cash and cash equivalents	$157,269	$368,073
Receivables	757,455	727,740
Inventories	514,578	489,127
Prepaid expenses and other current assets	50,215	41,499
Total current assets	1,479,517	1,626,439
Property, plant and equipment, net	546,598	522,991
Goodwill	790,826	774,268
Intangible assets, net	112,838	108,818
Deferred income taxes	13,214	26,558
Other assets	35,860	31,518
Total assets	$2,978,853	$3,090,592
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$1,416	$89
Current installments of long-term debt	393	295
Accounts payable	190,092	170,878
Accrued compensation	144,712	148,406
Customer advances	163,318	159,274
Contract loss reserves	41,143	43,214
Other accrued liabilities	113,956	107,278
Total current liabilities	655,030	629,434
Long-term debt, excluding current installments	858,425	956,653
Long-term pension and retirement obligations	118,862	271,272
Deferred income taxes	47,722	13,320
Other long-term liabilities	36,021	5,609
Total liabilities	1,716,060	1,876,288
Commitment and contingencies	—	—
Shareholders’ equity
Common stock - Class A	43,780	43,704
Common stock - Class B	7,500	7,576
Additional paid-in capital	486,510	492,246
Retained earnings	1,941,902	1,847,819
Treasury shares	(739,042)	(739,157)
Stock Employee Compensation Trust	(89,904)	(89,919)
Supplemental Retirement Plan Trust	(11,736)	(12,474)
Accumulated other comprehensive loss	(376,743)	(335,491)
Total Moog shareholders’ equity	1,262,267	1,214,304
Noncontrolling interest	526	—
Total shareholders’ equity	1,262,793	1,214,304
Total liabilities and shareholders’ equity	$2,978,853	$3,090,592

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Nine Months Ended
	June 30, 2018	July 1, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings attributable to Moog and noncontrolling interest	$56,014	$101,808
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	54,693	53,027
Amortization	13,628	14,078
Deferred income taxes	35,549	2,968
Equity-based compensation expense	4,394	4,151
Impairment of long-lived assets and inventory write-down associated with restructuring	24,246	—
Other	4,743	15,493
Changes in assets and liabilities providing (using) cash:
Receivables	(27,597)	176
Inventories	(27,840)	3,786
Accounts payable	12,778	11,312
Customer advances	(165)	(3,097)
Accrued expenses	11,709	(180)
Accrued income taxes	(1,817)	(2,767)
Net pension and post retirement liabilities	(130,135)	(25,982)
Other assets and liabilities	16,150	(5,449)
Net cash provided by operating activities	46,350	169,324
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(47,947)	(40,545)
Purchase of property, plant and equipment	(70,759)	(45,349)
Other investing transactions	(3,609)	3,031
Net cash (used) by investing activities	(122,315)	(82,863)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term borrowings (repayments)	1,357	(1,280)
Proceeds from revolving lines of credit	301,500	185,045
Payments on revolving lines of credit	(411,610)	(235,045)
Proceeds from long-term debt	11,216	—
Payments on long-term debt	(21,849)	(133)
Payment of dividends	(8,941)	—
Proceeds from sale of treasury stock	2,451	2,135
Purchase of outstanding shares for treasury	(5,210)	(5,714)
Proceeds from sale of stock held by SECT	1,941	867
Purchase of stock held by SECT	(8,444)	(12,162)
Other financing transactions	484	(1,656)
Net cash (used) by financing activities	(137,105)	(67,943)
Effect of exchange rate changes on cash	2,266	895
Increase (decrease) in cash and cash equivalents	(210,804)	19,413
Cash and cash equivalents at beginning of period	368,073	325,128
Cash and cash equivalents at end of period	$157,269	$344,541